SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                   FORM 8-A/A

                For Registration of Certain Classes of Securities
                     Pursuant To Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                               ConAgra Foods, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                                                47-0248710
(State of incorporation or organization)             (I.R.S. Employer
                                                      Identification No.)

One ConAgra Drive, Omaha NE                             68102-5001
(Address of principal executive offices)                (Zip Code)

 If this form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General
                Instruction A. (c), check the following box. [X]

 If this form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A. (d), check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered      Name of each exchange on which each
                                                class is to be so registered
Preferred Share Purchase Rights                  New York Stock Exchange

  Securities Act registration statement file number to which this Form relates:
                                (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act: None



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This Form 8-A/A amends and supplements the Form 8-A filed by ConAgra Foods, Inc.
and dated July 12, 1996 with respect to Preferred Share Purchase Rights.

Item 1.   Description of Registrant's Securities to be Registered.

     ConAgra Foods, Inc. (the "Company") on May 7, 2004 amended the Rights Agreement, dated as of July 12, 1996 , between the Company and Wells Fargo Bank, National Association, as Rights Agent (the "Rights Agreement"). The amendment effectively terminates the Rights Agreement and the associated preferred share purchase rights on May 14, 2004.

     The  amendment,  approved  by the Board on May 5, 2004 in  accordance  with
Section 27 of the Rights Agreement, is attached hereto as an exhibit and incorporated by reference.


Item 2.   Exhibits.

     99.1 Amendment to Rights Agreement, dated as of May 7, 2004, between ConAgra Foods, Inc. and Wells Fargo Bank, National Association, as Rights Agent.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     ConAgra Foods, Inc.

                                     By    /s/ J.P. O'Donnell
                                        --------------------------------------
                                        Name:  J.P. O'Donnell
                                        Title: Executive Vice President

Date:  May 7, 2004



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                                  EXHIBIT INDEX


Exhibit           Description

99.1 Amendment to Rights Agreement, dated as of May 7, 2004, between ConAgra Foods, Inc. and Wells Fargo Bank, National Association.